EXHIBIT 99.1

CytRx Reports 2010 Second Quarter Financial Results

– Recent highlights include reported eradication of advanced-stage leukemia following treatment with tamibarotene in two additional patients –

– On track with aggressive 2010 agenda to initiate multiple Phase 2 oncology trials by year end –

LOS ANGELES (August 9, 2010) – CytRx Corporation (NASDAQ: CYTR), a biopharmaceutical company specializing in oncology, today reported financial results for the three months and six months ended June 30, 2010 and provided a business update.

“The past several months have been truly exceptional with achievements that support our goal to become a major oncology company with billion-dollar revenue opportunities,” said Steven A. Kriegsman, CytRx President and CEO.  “It is highly gratifying that tamibarotene has helped eradicate advanced-stage acute promyelocytic leukemia (APL) in four patients, all of whom had failed multiple approved treatment therapies.  These results provide encouraging news to clinicians in treating patients with refractory APL who faced few, if any, promising treatment options, and support our plan to evaluate the development of tamibarotene as a first-line treatment for APL and potentially for other deadly cancers with large market opportunities.

“In addition, we achieved a key corporate milestone by initiating enrollment in our ENABLE clinical trial, which is evaluating the efficacy and safety of bafetinib in high-risk b-cell chronic lymphocytic leukemia (B-CLL).  Importantly, the recent grant of a key U.S. patent encompassing claims related to bafetinibs’ pharmaceutical compound and composition in all indications with coverage to the year 2025 provides the foundation for our strategy to assess the therapeutic value of this dual kinase inhibitor in multiple cancers.

“We have a highly ambitious agenda for the remainder of 2010 with plans to initiate several additional Phase 2 proof-of-concept oncology trials in diverse advanced-stage cancers.  Preparations are underway to begin our PROACT clinical trial to evaluate bafetinib in advanced prostate cancer and we are actively taking steps to begin testing bafetinib as a treatment for brain cancer.  In addition, we continue to make progress on our plans to enter proof-of-concept clinical trials with our doxorubicin prodrug INNO-206 in advanced-stage pancreatic cancer, gastric cancer and soft tissue sarcoma,” he added.

Second Quarter Financial Results

CytRx reported net income for the three months ended June 30, 2010 of $1.3 million, or $0.01 per diluted share, based on 111.6 million weighted average shares outstanding. Net income included a $5.0 million gain on the sale of RXi Pharmaceuticals Corporation (RXi) common shares and a $1.3 million gain on marked-to-market warrant liabilities. The Company reported other comprehensive income of $8.0 million for an unrealized gain on available-for-sale securities of RXi Pharmaceuticals (Nasdaq:RXII), bringing total comprehensive income for the second quarter of 2010 to $9.3 million,  This compares with a net loss for the three months ended June 30, 2009 of $2.2 million, or $0.02 per share, based on 93.3 million weighted average shares outstanding. The increase in weighted average shares outstanding was primarily due to the completion of a registered direct offering of $18.3 million, net of fees and expenses, in July 2009.

CytRx did not recognize revenue for the second quarter of 2010. The Company reported revenue of $1.0 million for the second quarter of 2009, which consisted primarily of service revenue recognized from CytRx's 2006 $24.3 million royalty transaction with the ALS Charitable Remainder Trust or ALSCRT. Pursuant to an amendment signed between CytRx and the beneficiary of the ALSCRT in August 2009, the Company recognized the remaining revenue from this transaction as service revenue in the third quarter of 2009.

Research and development (R&D) expenses were $3.1 million for the three months ended June 30, 2010, compared with $1.4 million for the three months ended June 30, 2009. R&D expense for the second quarter of 2010 related to various development programs, including development costs of $0.9 million for the INNO-206 program, $1.2 million for the bafetinib program and $0.3 million for the tamibarotene program, with the remainder primarily related to R&D support costs.

General and administrative (G&A) expenses were $2.1 million for the second quarters of 2010, compared with $1.9 million for the second quarter of 2009. G&A expenses for both periods included all administrative salaries and other general corporate expenses.

CytRx reported cash, cash equivalents and marketable securities totaling $33.5 million as of June 30, 2010, which included $5.0 million from the sale of 2.0 million shares of RXi common stock. The Company reported cash and cash equivalents of $32.6 as of December 31, 2009. CytRx's approximate 17% ownership stake in RXi as of June 30, 2010 had a market value of approximately $8.0 million.

The Company’s management reported that it believes that CytRx’s current cash on hand, together with its marketable securities and proceeds from possible future sales of RXi shares, will be sufficient to fund its operations for the foreseeable future.

About CytRx's Oncology Portfolio

Bafetinib
Bafetinib (formerly INNO-406) is a potent, orally available, rationally designed, dual Bcr-Abl and Lyn kinase inhibitor, which was developed as a third-line treatment for patients with CML and certain forms of acute myeloid leukemia (AML) that are refractory or intolerant of other approved treatments. In November 2008, CytRx announced that bafetinib demonstrated clinical responses in patients with CML in an international, open-label Phase 1 dose-ranging clinical trial conducted in patients with CML and other leukemias that have a certain mutation called the Philadelphia Chromosome (Ph+) and are intolerant of or resistant to Gleevec and, in some cases, second-line tyrosine kinase inhibitors such as dasatinib and nilotinib.  In April 2010, the Company announced that bafetinib had received official notification from the Committee for Orphan Medicinal Products (COMP) of the European Medicines Agency (EMEA) that a positive opinion was made regarding the application for orphan medicinal product for the treatment of chronic myeloid leukemia (CML).  Bafetinib also has been granted Orphan Drug Status for the treatment of Philadelphia chromosome-positive (Ph+) CML by the U.S. Food and Drug Administration (FDA).  In June 2010, the U.S. Patent and Trademark Office (USPTO) granted a patent encompassing claims related to bafetinib's pharmaceutical compound and composition in all indications, as well as for use in methods for treating acute and chronic myelogenous leukemia and acute lymphoblastic leukemia. The Company has initiated the ENABLE Phase 2 clinical trial at the University of Texas MD Anderson Cancer Center in Houston with bafetinib as a treatment for B-CLL, and plans to soon begin testing bafetinib as a treatment for advanced prostate cancer (PROACT trial) and brain cancer.

Tamibarotene
CytRx holds the North American and European rights to tamibarotene as a treatment for APL.  Tamibarotene is an orally available, rationally designed, synthetic retinoid compound designed to potentially avoid toxic side effects by binding to its molecular target more selectively than ATRA, the current first-line treatment for APL. Tamibarotene is being evaluated for efficacy and safety in a registration Phase 2 trial as a third-line treatment for APL, and in a Phase 1/2 dose escalation trial in combination with arsenic trioxide (ATO) in relapsed APL to determine maximum dose and dose-limiting toxicity.  The FDA has granted Orphan Drug Designation for APL and Fast Track Designation for the treatment of adult patients with relapsed or refractory APL following treatment with ATRA and ATO. Tamibarotene also has been granted orphan medicinal product status by the European Medicines Agency for the treatment of APL. The estimated annual market potential in the U.S. and Europe for tamibarotene in as a treatment for refractory, maintenance and front-line therapy in APL is up to $150 million.

INNO-206
INNO-206 is a prodrug of the commonly prescribed chemotherapeutic doxorubicin and was designed to reduce adverse events by controlling release and preferentially targeting the tumor.  In a Phase 1 study, doses were administered at up to six times the standard dosing of doxorubicin without an increase in observed side effects over those historically seen with doxorubicin.  Objective clinical responses were seen in patients with sarcoma, breast and lung cancers.  The Company also has announced that INNO-206 demonstrated statistically significant results in animal models of breast cancer, small cell lung cancer, pancreatic cancer and ovarian cancer.  The Company plans to initiate Phase 2 proof-of-concept clinical trials with INNO-206 in patients with pancreatic cancer, gastric cancer and soft tissue sarcomas.

About Molecular Chaperone Technology
CytRx currently has two orally administered, clinical-stage molecular chaperone drug candidates and recently discovered a series of additional compounds that may provide a pipeline for additional drug candidates. The Company's drug candidates are believed to function by regulating a normal cellular protein repair pathway through the activation or inhibition of "molecular chaperones." Because damaged proteins are thought to play a role in many diseases, activation of molecular chaperones that help to reduce the accumulation of misfolded proteins may have therapeutic efficacy in a broad range of disease states. Similarly, CytRx believes that the inhibition of molecular chaperones that normally help protect cancer cells from toxic misfolded proteins may result in the selective destruction of cancer cells. The Company’s strategy is to possibly spin-out its molecular chaperone regulation technology or seek one or more strategic partnerships to pursue the development of the technology.

About CytRx Corporation
CytRx Corporation is a biopharmaceutical research and development oncology company engaged in the development of high-value human therapeutics. The CytRx oncology pipeline includes three programs in clinical development for cancer indications: bafetinib, tamibarotene and INNO-206. In May 2010, the Company announced initiation of the ENABLE Phase 2 clinical trial with bafetinib as a treatment for high-risk B-cell chronic lymphocytic leukemia (B-CLL). CytRx also plans to initiate Phase 2 clinical trials in advanced prostate cancer (PROACT trial) and brain cancer. CytRx has announced plans to initiate three Phase 2 clinical trials with its oncology candidate INNO-206 as a treatment for pancreatic cancer, gastric cancer and soft tissue sarcomas. In addition, CytRx is developing two drug candidates based on its industry-leading molecular chaperone technology, which aims to repair or degrade misfolded proteins associated with disease. CytRx also maintains a 17% equity interest in publicly traded RXi Pharmaceuticals Corporation (NASDAQ: RXII). For more information, visit http://www.cytrx.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements involve risks and uncertainties thatcould cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks relating to the ability to obtain regulatory approval for clinical testing of INNO-206, bafetinib, tamibarotene, or the Company's molecular chaperone drug candidates, the scope of clinical testing that may be required by regulatory authorities and the timing and outcome of further clinical trials, the risk that any future human testing of INNO-206 for pancreatic cancer, gastric cancer or soft tissue sarcomas, bafetinib for B-CLL, brain cancer or advanced prostate cancer, tamibarotene for APL, arimoclomol for ALS or stroke, or iroxanadine, might not produce results similar to those seen in past human or animal testing, risks related to CytRx's ability to manufacture its drug candidates in a timely fashion, cost-effectively or in commercial quantities in compliance with stringent regulatory requirements, risks related to CytRx's ability to enter into partnerships or other transactions, including a potential spinout of the Company's molecular chaperone regulation assets, to advance the clinical development of its portfolio of drug candidates, the risk that CytRx will further amend the planned clinical trial protocol for arimoclomol for ALS, or elect not to proceed with clinical development, as a result of future business or market conditions, capital constraints or other factors, risks related to the administration of arimoclomol at ascending doses, including the risk that arimoclomol may not prove safe at higher doses, risks related to CytRx's need for additional capital or strategic partnerships to fund its ongoing working capital needs and development efforts, including any future clinical development of INNO-206, bafetinib, tamibarotene, or the Company's molecular chaperone drug candidates, risks related to the future market value of CytRx's investment in RXi and the liquidity of that investment, and the risks and uncertainties described in the most recent annual and quarterly reports filed by CytRx with the Securities and Exchange Commission and current reports filed since the date of CytRx's most recent annual report. All forward-looking statements are based upon information available to CytRx on the date the statements are first published. CytRx undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Additional Information:
Legend Securities, Inc.
Thomas Wagner
800-385-5790 x152
718-233-2600 x152
twagner@legendsecuritiesinc.com

[Financial tables to follow]

CYTRX CORPORATION
CONDENSED BALANCE SHEETS

	June 30, 2010	December 31, 2009

ASSETS
Current assets:
Cash and cash equivalents	$12,452,514	$9,893,590
Marketable Securities	21,023,740	22,750,000
Investment in RXi Pharmaceuticals – at market	8,044,091	—
Receivable	59,314	139,680
Income taxes recoverable	519,158	519,158
Interest receivable	126,897	130,779
Assets held for sale	33,503	73,634
Prepaid expense and other current assets	679,589	1,088,074
Total current assets	42,938,806	34,594,915
Equipment and furnishings, net	375,228	174,959
Goodwill	183,780	183,780
Other assets	318,782	323,235
Total assets	$43,816,596	$35,276,889

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$588,802	$1,066,055
Accrued expenses and other current liabilities	3,076,451	2,492,450
Warrant liability	1,959,124	3,370,701
Total current liabilities	5,624,377	6,929,206
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, including 15,000 shares of Series A Junior Participating Preferred Stock; no shares issued and outstanding	—	—
Common stock, $.001 par value, 175,000,000 shares authorized; 109,762,454 and 109,538,821 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively.	109,762	109,539
Additional paid-in capital	228,558,452	227,441,591
Accumulated comprehensive income, net of tax	8,044,091	—
Treasury stock, at cost (633,816 shares held at June 30, 2010 and December 31, 2009)	(2,279,238)	(2,279,238)
Accumulated deficit	(196,240,848)	(196,924,209)
Total stockholders’ equity	38,192,219	28,347,683
Total liabilities and stockholders’ equity	$43,816,596	$35,276,889

CYTRX CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenue:
Service revenue	$—	$963,667	$—	$2,446,495
Expenses:
Research and development	3,073,059	1,363,794	5,118,868	4,412,546
General and administrative	2,060,266	1,928,355	4,705,376	4,411,126
	5,133,325	3,292,149	9,824,244	8,823,672
Loss before other income	(5,133,325)	(2,328,482)	(9,824,244)	(6,377,177)
Other income:
Interest income	79,687	71,676	172,718	139,963
Other income, net	28,530	31,279	35,696	38,360
Gain on warrant derivative liability	1,278,884	—	1,411,577	—
Gain on sale of affiliate’s shares – RXi Pharmaceutical	5,040,114	—	8,887,614	—
Net income (loss) before provision for income taxes	1,293,890	(2,225,527)	683,361	(6,198,854)
Provision for income taxes	—	—	—	—
Net income (loss)	$1,293,890	$(2,225,527)	$683,361	$(6,198,854)

Other comprehensive income (net of tax) Unrealized gain on available-for-sale securities	8,044,091	—	8,044,091	—

Comprehensive income	$9,337,981	$(2,225,527)	$8,727,452	$(6,198,854)

Basic net income (loss) per share	$0.01	$(0.02)	$0.01	$(0.07)

Basic weighted average shares outstanding	109,121,022	93,348,189	109,016,952	93,347,962

Diluted net income (loss) per share	$0.01	$(0.02)	$0.01	$(0.07)

Diluted weighted average shares outstanding	111,587,896	93,348,189	111,934,617	93,347,962